AMENDMENT NO. 14 TO INVESTMENT ADVISORY AGREEMENT

	This AMENDMENT NO. 14 to the INVESTMENT ADVISORY
AGREEMENT (the "Amendment") is effective as of December 19, 2012, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("VALIC") and VALIC COMPANY I ("VC I").

	RECITALS

       WHEREAS, VALIC and VALIC Company I ("VC I") entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the "Agreement"), with respect to the funds listed in Schedule A (the "Covered Funds"); and

       WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the addition of the Dynamic Allocation Fund as a Covered Fund; and

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and VC I agree as follows:

1.	Schedule A Amendment.  Schedule A is amended to
reflect the addition of the Dynamic Allocation Fund as a Covered Fund.

2.	Counterparts.  This Amendment may be executed in
two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect.  Except as expressly
supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.


       IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 14 as of the date first above written.


THE VARIABLE ANNUITY LIFE			VALIC COMPANY
I
INSURANCE COMPANY

By:   	/s/ Kurt W. Bernlohr			By:	/s/ Nori L.
Gabert

Name:	Kurt W. Bernlohr				Name:	Nori L.
Gabert

Title:	Senior Vice President			Title:	Vice
President, Chief Legal Officer & Secretary


VALIC COMPANY I
SCHEDULE A
to Investment Advisory Agreement

(Effective December 19, 2012)

COVERED FUNDS

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

       Asset Allocation Fund			0.50%
on the first $300 million
       0.475%
on the next $200
million
       0.45%
on assets over
$500 million

			Blue Chip Growth Fund			0.75%
on the first $250 million
       0.725%
on the next $250
million
       0.70%
on assets over
$500 million

       Broad Cap Value Income Fund		0.70%
on the first $250 million
       					0.65%
on the next $250 million
       					0.60%
on the next $500 million
       					0.55%
on assets over $1 billion

       Capital Conservation Fund			0.50%
on the first $250 million
       					0.45%
on the next $250 million
       					0.40%
on the next $500 million
       					0.35%
on assets over $1 billion

       Core Equity Fund				0.80%
on the first $250 million
       					0.75%
on the next $250 million
       					0.70%
on the next $500 million
       					0.65%
on assets over $1 billion

Dividend Value Fund			0.75%
on the first $250 million
					0.72%
on the next $250 million
					0.67%
on the next $500 million
       					0.62%
on assets over $1 billion

       Dynamic Allocation Fund			0.25%
on the first $1 billion
0.22%
on the
next $1
billion
0.20%
on assets
over $2
billion

       Foreign Value Fund			0.73%
on the first $250 million
       					0.68%
on the next $250 million
       					0.63%
on the next $500 million
       					0.58%
on assets over $1 billion

       Global Equity Fund			0.81%
on the first $250 million
       					0.76%
on the next $250 million
       					0.71%
on the next $500 million
       					0.66%
on assets over $1 billion

       Global Real Estate Fund			0.75%
on the first $250 million
       0.70%
on the next $250
million
       0.65%
on assets over
$500 million

       Global Social Awareness Fund		0.50%
on the first $500 million
       0.475%
on the next $500
million
       0.45%
on assets over $1
billion

       Global Strategy Fund			0.50%
on the first $500 million
       					0.46%
on assets over $500 million

       Government Securities Fund		0.50%
on the first $250 million
       					0.45%
on the next $250 million
       					0.40%
on the next $500 million
       					0.35%
on assets over $1 billion

       Growth & Income Fund			0.75%
on the first $500 million
       					0.725%
on assets over $500 million

Growth Fund				0.73%
on the first $500 million
					0.67%
on the next $500 million
					0.64%
on the next $500 million
								0.61% on
assets over $1.5 billion

       Health Sciences Fund			1.00%
on the first $500 million
       					0.95%
on assets over $500 million

       Inflation Protected Fund			0.50%
on the first $250 million
       					0.45%
on the next $250 million
       					0.40%
on assets over $500 million

       International Equities Fund		0.35%
on the first $500 million
       0.25%
on the next $500
million
0.24%
on assets
over $1
billion

       International Government Bond Fund	0.50%
on the first $250 million
       					0.45%
on the next $250 million
       					0.40%
on the next $500 million
       					0.35%
on assets over $1 billion

			International Growth I Fund		0.95%
on the first $250 million
									0.90%
on the next $250 million
									0.85%
on the next $500 million
									0.80%
on assets over $1 billion

Large Cap Core Fund			0.70%
on the first $250 million
					0.65%
on the next $250 million
					0.60%
on the next $500 million
					0.55%
on assets over $1 billion

Large Capital Growth Fund		0.64%
on the first $750 million
			0.59% on assets
over $750 million

			Mid Cap Index Fund			0.35% on
the first $500 million
								0.25% on
the next $2.5 billion
								0.20% on
the next $2 billion
								0.15% on
assets over $5 billion

       Mid Cap Strategic Growth Fund		0.70%
on the first $250 million
       					0.65%
on the next $250 million
       					0.60%
on assets over $500 million

       Money Market I Fund			0.40%

			Nasdaq-100? Index Fund			0.40%
on the first $250 million
       0.38%
on the next $250
million
       0.36%
on assets over
$500 million

       Science & Technology Fund		0.90%
on the first $500 million
       					0.85%
on assets over $500 million

			Small Cap Aggressive Growth Fund	0.85%
on the first $250 million
									0.75%
on assets over $250 million
				Small Cap Fund				0.90%
on the first $250 million
									0.85%
on the next $250 million
									0.80%
on the next $500 million
									0.75%
on assets over $1 billion

Small Cap Index Fund			0.35%
on the first $500 million
					0.25%
on the next $2.5 billion
					0.20%
on the next $2 billion
       	0.15%
on assets over $5 billion

       Small Cap Special Values Fund		0.75%
on the first $500 million
       					0.70%
on assets over $500 million

       Small-Mid Growth Fund			0.85%
on the first $250 million
       					0.75%
on assets over $250 million

       Stock Index Fund				0.35% on
the first $500 million
       					0.25% on
the next $2.5 billion
       					0.20% on
the next $2 billion
       	0.15% on
assets over $5 billion

			Value Fund				0.78%
on the first $250 million
								0.73%
on the next $250 million
								0.68%
on the next $500 million
								0.63%
on assets over $1 billion